Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Offering Statement on Form 1-A of Tesseract Collective, Inc. of our report dated April 3, 2024, relating to the financial statements of Tesseract Collective, Inc., appearing in the Offering Circular, which is part of this Offering Statement.

We also consent to the reference to our Firm under the heading “Experts” in such Offering Circular.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.
Boston, Massachusetts
August 28, 2024